                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported): July 25, 2000



                      CHAMPIONSHIP AUTO RACING TEAMS, INC.
             (Exact name of registrant as specified in its charter)



   Delaware                        1-13925                      38-3389456
(State or other                  (Commission                  (IRS Employer
jurisdiction of                  File Number)                Identification No.)
incorporation)



                       755 West Big Beaver Road, Suite 800
                              Troy, Michigan 48084
             (Address of principal executive offices, with zip code)



         Registrant's telephone number, including area code: (248) 362-8800

ITEM 5.  OTHER EVENTS.

         On July 25, 2000, Championship Auto Racing Teams, Inc. (the "Company") issued a news release with respect to earnings for the quarter ended June 30, 2000, a copy of which is attached hereto as Appendix A, and incorporated herein by this reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)      None

(b)      None

(c) Exhibit 99.1 - Severance Agreement and Release by and between the Company and Andrew H. Craig dated as of June 30, 2000.

                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 25th day of July, 2000.

                                            CHAMPIONSHIP AUTO RACING TEAMS, INC.


                                            By:   /s/ Randy K. Dzierzawski
                                               ---------------------------------
                                                  Randy K. Dzierzawski,
                                                  Chief Financial Officer

                                   APPENDIX A


FOR IMMEDIATE RELEASE
Contact: Randy Dzierzawski, Executive Vice President & CFO, (248) 362-8800, ext. 225
         Ron Richards, Vice President of Communications, (248) 362-8800, ext. 264

CHAMPIONSHIP AUTO RACING TEAMS
REPORTS SECOND QUARTER 2000 RESULTS

DETROIT (July 25, 2000) - Championship Auto Racing Teams, Inc. (NYSE: MPH) today announced revenues, net income and earnings per share for the second quarter and six months ended June 30, 2000.

Revenues for the second quarter of 2000 were $24.9 million, versus $25.5 million in the comparable quarter in 1999. Prior to an after-tax, non-recurring charge of $1.8 million related to a severance agreement with Andrew Craig, the Company's former President and CEO, net income for the second quarter of 2000 was $7.9 million and earnings per share on a per diluted common share basis was $0.50. Taking into account the non-recurring severance charge, net income for the second quarter of 2000 was $6.1 million, compared to $7.5 million in the second quarter of 1999. On a per diluted common share basis, earnings were $0.39 in the second quarter of 2000 compared to $0.47 in the comparable quarter in 1999. The non-recurring severance expense resulted in a $0.11 per diluted common share charge for the second quarter of 2000.

For the six-month period ended June 30, 2000, revenues were $32.8 million versus $32.8 million in 1999. Net income, as a result of the after-tax non-recurring charge of $1.8 million described above, was $8.1 million for the six-months ended June 30, 2000, compared to $9.1 million for the six-month period ended June 30, 1999. On a per diluted common share basis, earnings were $0.52 compared to $0.58 per diluted common share. The non-recurring severance expense resulted in a $0.11 per diluted common share charge for the six-month period of 2000.

The number of events held in a particular quarter will affect the comparability of earnings information from quarter to quarter. CART conducted seven events in the second quarter of 2000, which was one less than the comparable quarter in 1999. The CART events conducted in St. Louis and Cleveland will be run in the third quarter of 2000 compared to the second quarter of 1999. The CART event conducted in Detroit was held in the second quarter of 2000 compared to the third quarter of 1999. For comparability purposes, CART 's FedEx Championship Series will conduct nine events in the third quarter of 2000, which was the same number of events as in 1999, and three races in the fourth quarter of 2000, compared to two races in the fourth quarter of 1999.

"Despite running one less race in the second quarter of 2000 in comparison to the second quarter of 1999 and taking into account the non-recurring charge, CART 's financial results were very strong," said CART CEO, Bobby Rahal. "The recent addition of races in Texas, Mexico, the United Kingdom, and Germany for 2001 show the increase demand for CART races worldwide."

Championship Auto Racing Teams, Inc. (NYSE:MPH) owns, operates and markets the FedEx Championship Series. Champions Juan Montoya, Michael Andretti and Jimmy Vasser are among the drivers who battle for the FedEx Championship Series title on oval circuits as well as temporary and permanent road courses. CART also owns and operates its top two development series, the Dayton Indy Lights Championship and the Toyota Atlantic Championship. Learn more about CART's open-wheel racing series at www.cart.com.

Statements made in this release that state the Company's or management's beliefs or expectations and which are not historical facts or which apply prospectively are forward-looking statements. It is important to note that the Company's actual results could differ materially from those contained or implied by such forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company's SEC filings including, but not limited to, the 10-K and subsequent 10-Q's. Copies of those filings are available from the Company and the SEC.

                       Championship Auto Racing Teams, Inc
                           Consolidated Balance Sheets
                    As of June 30, 2000 and December 31, 1999
                                 (In Thousands)

                                            June 30, 2000   December 31, 1999
                                            -------------   -----------------
ASSETS

Current Assets
       Cash and cash equivalents               $ 20,671          $  7,216
       Short-term investments                   104,518            91,758
       Accounts receivable                        6,873             8,780
       Current portion of notes receivable          944               819
       Prepaid expenses                             495               262
       Inventory                                    286               311
       Deferred income taxes                         99               114
                                               --------          --------

Total current assets                            133,886           109,260

Notes receivable                                  1,853             2,485


Property and equipment - net                      6,240             5,228

Goodwill                                          7,345             7,442

Other assets                                        444               472
                                               --------          --------

Total assets                                   $149,768          $124,887
                                               ========          ========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
       Accounts payable                        $  1,650          $  2,131
       Accrued liabilities:
            Race expenses and point awards        1,269                --
            Royalties                               287               949
            Payroll                               1,791               660
            Taxes                                 2,678               358
            Other                                 2,447               801
       Deferred revenue                          15,260             4,881
       Deposits                                     878                --
                                               --------          --------

Total current liabilities                        26,260             9,780

Deferred income taxes                               933               777

Stockholders' equity
       Common stock                                 156               156
       Additional paid-in capital                99,703            99,671
       Retained earnings                         22,962            14,825
       Unrealized loss on investments              (246)             (322)
                                               --------          --------

Total stockholders' equity                      122,575           114,330
                                               --------          --------

Total liabilities and stockholders' equity     $149,768          $124,887
                                               ========          ========

                                  Championship Auto Racing Teams, Inc.
                                    Consolidated Statements of Income
                        For the Three and Six Months Ended June 30, 2000 and 1999
                                (In Thousands, Except Earnings Per Share)
                                            Qtr ended       Qtr ended         YTD              YTD
                                          June 30, 2000   June 30, 1999   June 30, 2000   June 30, 1999
                                          -------------   -------------   -------------   -------------
REVENUES

Sanction fees                                $15,761         $15,743         $17,194         $17,099
Sponsorship revenue                            5,127           5,141          10,028           9,338
TV revenue                                     1,768           2,040           2,028           2,313
Engine leases, rebuilds and wheel sales          636             563           1,087           1,085
Other                                          1,610           1,986           2,413           2,987
                                             -------         -------         -------         -------

Total revenues                                24,902          25,473          32,750          32,822

EXPENSES

Race distributions                             5,192           6,053           6,012           6,791
Race expenses                                  2,792           2,187           4,221           3,169
Cost of engine rebuilds and wheel sales          245             176             380             357
Administrative and indirect expenses           5,896           6,475           9,423          10,374
Compensation expense                           2,758              --           2,758              --
Depreciation and amortization                    305             254             592             489
                                             -------         -------         -------         -------

Total expenses                                17,188          15,145          23,386          21,180
                                             -------         -------         -------         -------

OPERATING INCOME                               7,714          10,328           9,364          11,642
Interest income (net)                          1,798           1,380           3,293           2,617
                                             -------         -------         -------         -------

INCOME BEFORE INCOME TAXES                     9,512          11,708          12,657          14,259
Income tax expense                             3,388           4,242           4,520           5,154
                                             -------         -------         -------         -------

NET INCOME                                   $ 6,124         $ 7,466         $ 8,137         $ 9,105
                                             =======         =======         =======         =======

EARNINGS PER SHARE:
     BASIC                                   $  0.39         $  0.49         $  0.52         $  0.60
                                             =======         =======         =======         =======
     DILUTED                                 $  0.39         $  0.47         $  0.52         $  0.58
                                             =======         =======         =======         =======

WEIGHTED AVERAGE SHARES OUTSTANDING:
     BASIC                                    15,588          15,376          15,587          15,276
                                             =======         =======         =======         =======
     DILUTED                                  15,722          15,936          15,732          15,806
                                             =======         =======         =======         =======